[LETTERHEAD OF FIRST FINANCIAL CORPORATION
                             OF WESTERN MARYLAND]


                                 PRESS RELEASE

     Release Date:                                 Further Information:

     IMMEDIATE RELEASE                             Patrick J. Coyne
                                                   Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

                                                   Phone:  301/784-3105

                                                           -or-

                                                   William C. Marsh
                                                   Executive Vice President
                                                   Chief Financial Officer

     August 19, 1996                               Phone:  301/784-3106


                FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND
             ANNOUNCES TAKING ACTION TO MAXIMIZE SHAREHOLDER VALUE


Cumberland, Maryland, August 19, 1996 - First Financial Corporation of Western Maryland, (Nasdaq: FFWM) the holding company of First Federal Savings Bank of Western Maryland, announced today that it has engaged Alex. Brown & Sons Incorporated as its financial adviser in order to assist the Board of Directors in exploring and evaluating the various options available to the Company to maximize shareholder value, including the possible sale of the Company. The Board has determined that it is appropriate to identify potential acquirers and to pursue discussions with interested parties, although no assurance can be given that discussions will occur or, should discussions occur, that they will result in an offer being made to the Company or that the Board will determine that any such offer, if received, is in the best interest of shareholders.

The Company's wholly-owned subsidiary First Federal Savings Bank of Western Maryland is a federally chartered, FDIC-insured stock savings bank which conducts its business through 10 offices located within the greater Cumberland area, Hagerstown, Frostburg, Oakland and Westernport, Maryland.